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                                                                   EXHIBIT 99.2


                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Continental Natural Gas

     We have audited the accompanying balance sheet of Taurus Energy Corporation as of December 31, 1996, and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our previous report dated January 16, 1998, we did not express an opinion on the financial statements referred to above because we were unable to obtain certain written representations from management as required by generally accepted auditing standards. The Company has now provided the required written representations. Accordingly, our present report on the 1996 financial statements, which includes our opinion on these financial statements, is different from our previous report.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Taurus Energy Corporation at December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



Tulsa, Oklahoma
January 16, 1998



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